ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Second-Quarter 2023 Results
-- Second-Quarter Earnings Per Share of $4.12; Non-GAAP Earnings Per Share of $4.37 --
-- Revenue in line with guidance; Non-GAAP EPS above midpoint of guidance --
CENTENNIAL, Colo.--(BUSINESS WIRE)- Aug. 3, 2023--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2023 sales of $8.51 billion, a decrease of 10 percent year over year. Second-quarter net income was $237 million, or $4.12 per share on a diluted basis, compared with net income of $370 million, or $5.54 per share on a diluted basis, in the second quarter of 2022. Non-GAAP net income1 was $251 million, or $4.37 per share on a diluted basis, in the second quarter of 2023, compared with non-GAAP net income of $386 million, or $5.78 per share on a diluted basis, in the second quarter of 2022.
“The company posted solid second-quarter results in a softer semiconductor market and a mixed information technology spending environment, delivering revenue and earnings per share within our guidance range,” said Sean Kerins, Arrow’s president, and chief executive officer.
Global components second-quarter sales of $6.68 billion reflected a decrease of 10 percent year over year. Europe components second-quarter sales increased 19 percent year over year. Asia-Pacific components second-quarter sales decreased 22 percent year over year. Americas components second-quarter sales decreased 17 percent year over year. Global components second-quarter operating income was $381 million, and second-quarter non-GAAP operating income was $388 million.
“While demand in the west broadly remained resilient, customer inventory levels were elevated in the quarter. Americas components results were impacted by further declines in the shortage market, which we now believe to be largely normalized. In Asia, we experienced continued demand softness in China,” said Mr. Kerins. “We were encouraged by our sequential inventory reduction, pricing stability and growth in design-related activity.”
Global enterprise computing solutions (ECS) second-quarter sales of $1.83 billion reflected a decrease of 8 percent year over year. Europe enterprise computing solutions second-quarter sales decreased 1 percent year over year. Americas enterprise computing solutions second-quarter sales decreased 14 percent year over year. Global enterprise computing solutions second-quarter operating income was $86 million, and second-quarter non-GAAP operating income was $87 million.
“We continue to see customers migrate to solutions delivered on an as-a-service basis. Our ECS results reflect this trend as we saw relative strength in cloud, software and services, and improved operating margin year over year,” said Mr. Kerins.
“Reflecting our confidence in our ability to generate cash and consistent with our desire to drive shareholder returns, we repurchased approximately $200 million of shares during the second quarter,” said Raj Agrawal, senior vice president and chief financial officer. “As of the end of the second quarter, our remaining repurchase authorization stands at approximately $824 million.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

1

THIRD-QUARTER 2023 OUTLOOK
•Consolidated sales of $7.78 billion to $8.38 billion, with global components sales of $6.00 billion to $6.40 billion, and global enterprise computing solutions sales of $1.78 billion to $1.98 billion
•Net income per share on a diluted basis of $3.25 to $3.45, and non-GAAP net income per share on a diluted basis of $3.40 to $3.60
•Average tax rate in the range of 23 to 25 percent
•Average diluted shares outstanding of ~56 million
•Interest expense in the range of $85 million to $90 million
•Changes in foreign currencies expected to increase year-over-year growth in sales by $212 million, and earnings per share on a diluted basis by $0.11 compared to the third quarter of 2022
•Changes in foreign currencies expected to increase quarter-over-quarter growth in sales by $42 million and earnings per share on a diluted basis by $0.04 compared to the second quarter of 2023
•On a constant currency basis, our third-quarter sales guidance implies a sequential growth rate range of down 11 percent to down 5 percent for global components and down 4 percent to up 7 percent for global enterprise computing solutions, when compared to the second quarter of 2023

Third-Quarter 2023 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
(in billions)	September 30, 2023	October 1, 2022	% Change	September 30, 2023	July 1, 2023	% Change

Global components sales, GAAP	$6.00-6.40	$7.30	(18%) - (12%)	$6.00-6.40	$6.68	(10%) - (4%)
Impact of changes in foreign currencies	—	0.14		—	0.03
Global components sales, constant currency	$6.00-6.40	$7.44	(19%) - (14%)	$6.00-6.40	$6.71	(11%) - (5%)

Global ECS sales, GAAP	$1.78-1.98	$1.97	(10%) - 1%	$1.78-1.98	$1.83	(3%) - 8%
Impact of changes in foreign currencies	—	0.07		—	0.02
Global ECS sales, constant currency	$1.78-1.98	$2.04	(13%) - (3%)	$1.78-1.98	$1.85	(4%) - 7%

NON-GAAP EARNINGS RECONCILIATION
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$3.25 to $3.45	$0.10	$0.05	$3.40 to $3.60
CFO Commentary and Earnings Presentation
Please refer to the CFO commentary and the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

2

Conference Call and Webcast Information
Arrow Electronics will host a conference call to discuss second-quarter 2023 financial results on Aug. 3, 2023, at 1:00 PM ET. Register online at https://conferencingportals.com/event/fEoxDDHd to obtain dial-in information to access the live conference call. The conference call will also be available via live webcast at investor.arrow.com. Shortly after the conclusion of the conference call, a webcast replay will be available at investor.arrow.com.
About Arrow Electronics
Arrow Electronics guides innovation forward for over 210,000 leading technology manufacturers and service providers. With 2022 sales of $37 billion, Arrow develops technology solutions that help improve business and daily life. Learn more at fiveyearsout.com.

Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2023 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides non-GAAP sales, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, net gains and losses on investments, and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.
Contacts
Investors:            Anthony Bencivenga,
            Vice President, Investor Relations
            303-566-7456

Media:            John Hourigan,
            Vice President, Public Affairs and Corporate Marketing
            303-824-4586

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Sales	$8,514,516	$9,460,842	$17,250,944	$18,534,967
Cost of sales	7,448,467	8,224,628	15,071,073	16,091,249
Gross profit	1,066,049	1,236,214	2,179,871	2,443,718
Operating expenses:
Selling, general, and administrative expenses	617,202	653,640	1,259,633	1,297,565
Depreciation and amortization	46,264	47,252	92,943	95,557
Restructuring, integration, and other charges	10,333	2,494	12,893	7,392
	673,799	703,386	1,365,469	1,400,514
Operating income	392,250	532,828	814,402	1,043,204
Equity in earnings of affiliated companies	3,061	2,165	2,981	3,008
Gain (loss) on investments, net	497	(9,744)	10,808	(7,733)
Employee benefit plan expense, net	(803)	(835)	(1,656)	(1,724)
Interest and other financing expense, net	(84,834)	(38,506)	(164,492)	(72,491)
Income before income taxes	310,171	485,908	662,043	964,264
Provision for income taxes	72,380	114,413	148,927	226,773
Consolidated net income	237,791	371,495	513,116	737,491
Noncontrolling interests	1,232	1,161	2,807	2,408
Net income attributable to shareholders	$236,559	$370,334	$510,309	$735,083
Net income per share:
Basic	$4.17	$5.60	$8.84	$10.98
Diluted	$4.12	$5.54	$8.74	$10.84
Weighted-average shares outstanding:
Basic	56,720	66,078	57,726	66,964
Diluted	57,355	66,851	58,409	67,797

4

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	July 1, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$240,382	$176,915
Accounts receivable, net	11,035,898	12,322,717
Inventories	5,452,198	5,319,369
Other current assets	402,729	521,339
Total current assets	17,131,207	18,340,340
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	186,648	184,211
Machinery and equipment	1,612,005	1,583,661
	1,804,344	1,773,563
Less: Accumulated depreciation and amortization	(1,246,125)	(1,177,107)
Property, plant, and equipment, net	558,219	596,456
Investments in affiliated companies	62,138	65,112
Intangible assets, net	142,917	159,137
Goodwill	2,044,214	2,027,626
Other assets	597,204	574,511
Total assets	$20,535,899	$21,763,182
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,981,212	$10,460,419
Accrued expenses	1,199,924	1,339,302
Short-term borrowings, including current portion of long-term debt	488,168	589,883
Total current liabilities	10,669,304	12,389,604
Long-term debt	3,672,828	3,182,964
Other liabilities	539,293	579,261

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2023 and 2022
Issued - 125,424 shares in both 2023 and 2022	125,424	125,424
Capital in excess of par value	1,203,064	1,208,708
Treasury stock (69,762 and 66,175 shares in 2023 and 2022, respectively), at cost	(5,108,188)	(4,637,345)
Retained earnings	9,725,141	9,214,832
Accumulated other comprehensive loss	(359,096)	(365,262)
Total shareholders’ equity	5,586,345	5,546,357
Noncontrolling interests	68,129	64,996
Total equity	5,654,474	5,611,353
Total liabilities and equity	$20,535,899	$21,763,182

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Consolidated net income	$237,791	$371,495
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	46,264	47,252
Amortization of stock-based compensation	8,852	13,885
Equity in earnings of affiliated companies	(3,061)	(2,165)
Deferred income taxes	(25,869)	(8,036)
(Gain) loss on investments, net	(497)	9,744
Other	1,665	1,680
Change in assets and liabilities:
Accounts receivable, net	(377,117)	(464,917)
Inventories	58,148	(294,990)
Accounts payable	(8,558)	162,366
Accrued expenses	(83,267)	103,764
Other assets and liabilities	18,845	(22,660)
Net cash used for operating activities	(126,804)	(82,582)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(16,991)	(16,974)
Proceeds from collections of notes receivable	95	373
Net cash used for investing activities	(16,896)	(16,601)
Cash flows from financing activities:
Change in short-term and other borrowings	344,389	310,315
(Repayments of) proceeds from long-term bank borrowings, net	(43,786)	65,000
Proceeds from exercise of stock options	10,447	4,370
Repurchases of common stock	(212,416)	(219,532)
Settlement of forward-starting interest rate swap	56,711	—
Other	(2,474)	(137)
Net cash provided by financing activities	152,871	160,016
Effect of exchange rate changes on cash	25,657	(78,028)
Net increase (decrease) in cash and cash equivalents	34,828	(17,195)
Cash and cash equivalents at beginning of period	205,554	242,791
Cash and cash equivalents at end of period	$240,382	$225,596

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Consolidated net income	$513,116	$737,491
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	92,943	95,557
Amortization of stock-based compensation	28,349	31,236
Equity in earnings of affiliated companies	(2,981)	(3,008)
Deferred income taxes	(33,399)	(6,684)
(Gain) loss on investments, net	(10,808)	7,733
Other	2,986	2,366
Change in assets and liabilities:
Accounts receivable, net	1,324,772	(34,207)
Inventories	(141,373)	(755,892)
Accounts payable	(1,513,259)	(315,459)
Accrued expenses	(215,583)	60,123
Other assets and liabilities	52,237	(102,086)
Net cash provided by (used for) operating activities	97,000	(282,830)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(37,105)	(36,244)
Proceeds from collections of notes receivable	237	20,542
Proceeds from settlement of net investment hedge	10,725	—
Net cash used for investing activities	(26,143)	(15,702)
Cash flows from financing activities:
Change in short-term and other borrowings	198,339	296,022
(Repayments of) proceeds from long-term bank borrowings, net	(9,426)	910,000
Net proceeds from note offering	496,268	—
Redemption of notes	(300,000)	(350,000)
Proceeds from exercise of stock options	16,381	15,672
Repurchases of common stock	(516,217)	(483,963)
Settlement of forward-starting interest rate swap	56,711	—
Other	(142)	(137)
Net cash (used for) provided by financing activities	(58,086)	387,594
Effect of exchange rate changes on cash	50,696	(85,660)
Net increase in cash and cash equivalents	63,467	3,402
Cash and cash equivalents at beginning of period	176,915	222,194
Cash and cash equivalents at end of period	$240,382	$225,596

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	July 1, 2023	July 2, 2022	% Change

Consolidated sales, as reported	$8,514,516	$9,460,842	(10.0)%
Impact of changes in foreign currencies	—	(17,566)
Consolidated sales, constant currency	$8,514,516	$9,443,276	(9.8)%

Global components sales, as reported	$6,682,882	$7,461,552	(10.4)%
Impact of changes in foreign currencies	—	(18,723)
Global components sales, constant currency	$6,682,882	$7,442,829	(10.2)%

Americas components sales, as reported	$2,066,562	$2,479,362	(16.6)%
Impact of changes in foreign currencies	—	(603)
Americas components sales, constant currency	$2,066,562	$2,478,759	(16.6)%

Asia components sales, as reported	$2,462,841	$3,173,786	(22.4)%
Impact of changes in foreign currencies	—	(41,205)
Asia components sales, constant currency	$2,462,841	$3,132,581	(21.4)%

Europe components sales, as reported	$2,153,479	$1,808,404	19.1%
Impact of changes in foreign currencies	—	23,085
Europe components sales, constant currency	$2,153,479	$1,831,489	17.6%

Global ECS sales, as reported	$1,831,634	$1,999,290	(8.4)%
Impact of changes in foreign currencies	—	1,157
Global ECS sales, constant currency	$1,831,634	$2,000,447	(8.4)%

Americas ECS sales, as reported	$1,000,506	$1,160,796	(13.8)%
Impact of changes in foreign currencies	—	(7,376)
Americas ECS sales, constant currency	$1,000,506	$1,153,420	(13.3)%

Europe ECS sales, as reported	$831,128	$838,494	(0.9)%
Impact of changes in foreign currencies	—	8,533
Europe ECS sales, constant currency	$831,128	$847,027	(1.9)%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Six Months Ended
	July 1, 2023	July 2, 2022	% Change

Consolidated sales, as reported	$17,250,944	$18,534,967	(6.9)%
Impact of changes in foreign currencies	—	(220,344)
Consolidated sales, constant currency	$17,250,944	$18,314,623	(5.8)%

Global components sales, as reported	$13,538,675	$14,660,627	(7.7)%
Impact of changes in foreign currencies	—	(164,716)
Global components sales, constant currency	$13,538,675	$14,495,911	(6.6)%

Americas components sales, as reported	$4,300,015	$4,819,905	(10.8)%
Impact of changes in foreign currencies	—	(2,297)
Americas components sales, constant currency	$4,300,015	$4,817,608	(10.7)%

Asia components sales, as reported	$4,839,036	$6,105,315	(20.7)%
Impact of changes in foreign currencies	—	(87,707)
Asia components sales, constant currency	$4,839,036	$6,017,608	(19.6)%

Europe components sales, as reported	$4,399,624	$3,735,407	17.8%
Impact of changes in foreign currencies	—	(74,712)
Europe components sales, constant currency	$4,399,624	$3,660,695	20.2%

Global ECS sales, as reported	$3,712,269	$3,874,340	(4.2)%
Impact of changes in foreign currencies	—	(55,628)
Global ECS sales, constant currency	$3,712,269	$3,818,712	(2.8)%

Americas ECS sales, as reported	$1,998,620	$2,208,645	(9.5)%
Impact of changes in foreign currencies	—	(15,946)
Americas ECS sales, constant currency	$1,998,620	$2,192,699	(8.9)%

Europe ECS sales, as reported	$1,713,649	$1,665,695	2.9%
Impact of changes in foreign currencies	—	(39,682)
Europe ECS sales, constant currency	$1,713,649	$1,626,013	5.4%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended July 1, 2023
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non- recurring tax items	Other(1)	Non-GAAP measure
Operating income	$392,250	$7,908	$10,333	$—	$—	$410,491
Income before income taxes	310,171	7,908	10,333	—	(497)	327,915
Provision for income taxes	72,380	1,992	2,597	(942)	(119)	75,908
Consolidated net income	237,791	5,916	7,736	942	(378)	252,007
Noncontrolling interests	1,232	136	—	—	—	1,368
Net income attributable to shareholders	$236,559	$5,780	$7,736	$942	$(378)	$250,639
Net income per diluted share (2)	$4.12	$0.10	$0.13	$0.02	$(0.01)	$4.37
Effective tax rate (3)	23.3%					23.1%

Three months ended July 2, 2022
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non- recurring tax items	Other(1)	Non-GAAP measure
Operating income	$532,828	$8,830	$2,494	$—	$—	$544,152
Income before income taxes	485,908	8,830	2,494	—	9,744	506,976
Provision for income taxes	114,413	2,263	362	—	2,356	119,394
Consolidated net income	371,495	6,567	2,132	—	7,388	387,582
Noncontrolling interests	1,161	133	—	—	—	1,294
Net income attributable to shareholders	$370,334	$6,434	$2,132	$—	$7,388	$386,288
Net income per diluted share (2)	$5.54	$0.10	$0.03	$—	$0.11	$5.78
Effective tax rate (3)	23.5%					23.6%

10

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)
Six months ended July 1, 2023

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non- recurring tax items	Other(1)	Non-GAAP measure
Operating income	$814,402	$15,888	$12,893	$—	$—	$843,183
Income before income taxes	662,043	15,888	12,893	—	(10,808)	680,016
Provision for income taxes	148,927	4,002	3,317	(942)	(2,590)	152,714
Consolidated net income	513,116	11,886	9,576	942	(8,218)	527,302
Noncontrolling interests	2,807	270	—	—	—	3,077
Net income attributable to shareholders	$510,309	$11,616	$9,576	$942	$(8,218)	$524,225
Net income per diluted share (2)	$8.74	$0.20	$0.16	$0.02	$(0.14)	$8.98
Effective tax rate (3)	22.5%					22.5%

Six months ended July 2, 2022
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non- recurring tax items	Other(1)	Non-GAAP measure
Operating income	$1,043,204	$17,848	$7,392	$—	$—	$1,068,444
Income before income taxes	964,264	17,848	7,392	—	7,733	997,237
Provision for income taxes	226,773	4,573	1,567	—	1,870	234,783
Consolidated net income	737,491	13,275	5,825	—	5,863	762,454
Noncontrolling interests	2,408	273	—	—	—	2,681
Net income attributable to shareholders	$735,083	$13,002	$5,825	$—	$5,863	$759,773
Net income per diluted share (2)	$10.84	$0.19	$0.09	$—	$0.09	$11.21
Effective tax rate (3)	23.5%					23.5%

(1) Other includes (gain) loss on investments, net.
(2) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.
(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

11

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Sales:
Global components	$6,682,882	$7,461,552	$13,538,675	$14,660,627
Global ECS	1,831,634	1,999,290	3,712,269	3,874,340
Consolidated	$8,514,516	$9,460,842	$17,250,944	$18,534,967
Operating income (loss):
Global components	$381,314	$524,494	$798,853	$1,023,836
Global ECS	86,228	83,970	167,327	169,768
Corporate (a)	(75,292)	(75,636)	(151,778)	(150,400)
Consolidated	$392,250	$532,828	$814,402	$1,043,204

(a)Corporate operating loss includes restructuring, integration, and other charges of $10.3 million and $12.9 million for the second quarter and first six months of 2023, respectively, and $2.5 million and $7.4 million for the second quarter and first six months of 2022, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Global components operating income, as reported	$381,314	$524,494	$798,853	$1,023,836
Intangible assets amortization expense	6,679	6,739	13,424	13,612
Global components non-GAAP operating income	$387,993	$531,233	$812,277	$1,037,448

Global ECS operating income, as reported	$86,228	$83,970	$167,327	$169,768
Intangible assets amortization expense	1,229	2,091	2,464	4,236
Global ECS non-GAAP operating income	$87,457	$86,061	$169,791	$174,004

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